EXHIBIT 99.1

Lakeland Bancorp Renews Universal Shelf Registration Statement

OAK RIDGE, N.J., Oct. 5, 2012 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (the "Company") (Nasdaq:LBAI) announced that it has filed a renewal universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC"). Once the SEC declares the shelf registration statement effective, it will replace the Company's existing shelf registration statement, and will permit the Company to offer and sell, from time to time, up to $100 million of equity, debt or other types of securities described in the shelf registration statement, or any combination of such securities, in one or more future public offerings. The Company's existing shelf registration statement, which expires on November 9, 2012, also permitted the Company to offer up to $100 million of securities.

The filing was made in order to continue to provide the Company with financial flexibility. The Company does not have any current plans to sell securities under the new shelf registration statement. If and when the Company offers any securities under the new registration statement, the Company will prepare and make available a prospectus supplement that includes the specific terms of the securities being offered, the use of proceeds and other terms of the offering.

The new shelf registration statement has been filed with the SEC, but has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time that the new registration statement becomes effective. This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

Forward-Looking Statements

The information disclosed in this press release includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipates", "projects", "intends", "estimates", "expects", "believes", "plans", "may", "will", "should", "could", and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company's markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company's lending and leasing activities, customers' acceptance of the Company's products and services and competition. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Lakeland Bancorp, the holding company for Lakeland Bank, has a current asset base of $2.9 billion and forty-six (46) offices spanning six northwestern New Jersey counties: Bergen, Essex, Morris, Passaic, Sussex and Warren. Lakeland Bank, headquartered at 250 Oak Ridge Road, Oak Ridge, New Jersey, offers an extensive array of consumer and commercial products and services, including online banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about their full line of products and services, visit their website at www.lakelandbank.com.

CONTACT: Thomas J. Shara President & CEO
         Joseph F. Hurley EVP & CFO
         973-697-2000